EXHIBIT 5







                                            December 7, 1994



Board of Directors
First Financial Corporation
1305 Main Street
Stevens Point, Wisconsin 54481

Gentlemen:

                  I am the General Counsel and Secretary of First Financial Corporation, a Wisconsin corporation (the "Company"). This opinion letter is given in connection with the Company's registration statement on Form S-4 (the "Registration Statement"), as filed with the Securities and Exchange Commission on the date hereof and relating to the proposed offering of up to 5,500,000 shares of the Company's common stock, par value $1.00 per share, all of which shares (the "Shares") may be issued in connection with the proposed acquisition of FirstRock Bancorp, Inc. ("FirstRock") pursuant to an Agreement and Plan of Reorganization dated as of October 26, 1994, as amended, among the Company, FirstRock and First Financial Acquisition Company (the "Agreement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 60(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, I have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2.       The Certificate of Incorporation of the Company.

                  3.       The Bylaws of the Company.

                  4.       The Agreement.

                  5. Resolutions of the Board of Directors of the Company adopted on October 19, 1994 relating to the issuance of the Shares and arrangements in connection therewith.

                  This opinion letter is given, and all statements herein are made, in the context of the foregoing.
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Board of Directors
First Financial Corporation
December 7, 1994
Page 2


                  This opinion letter is based as to matters of law solely on the Business Corporation Law of the State of Wisconsin. I express no opinion herein as to any other laws, statutes, regulations, or ordinances.

                  Based upon, subject to and limited by the foregoing, I am of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Agreement and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors, the Shares will be validly issued, fully paid and non assessable under the Business Corporation Law of the State of Wisconsin, except as may be found under Section 180.0622(2)(b) of Business Corporation Law of the State of Wisconsin.

                  I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  I hereby  consent  to the  filing  of this  opinion  letter as
Exhibit 5 to the Registration Statement and to the reference to me in the prospectus constituting a part of the Registration Statement. In giving this consent, I do not thereby admit that I am an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                   Very truly yours,

                                                   /s/Robert M. Salinger

                                                   Robert M. Salinger
                                                   General Counsel and Secretary
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